654 MADISON AVENUE ASSOCIATES L.P.
c/o The Adler Group, Inc.
654 Madison Avenue
New York, New York 10065

May 31st, 2022

Editions De Parfums LLC
c/o The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, New York 10153

Melville Management Corporation
767 Fifth Avenue
New York, New York 10153

RE: CONSENT TO SUBLEASE

"Building":	654 Madison Avenue, New York, New York 10065.
"Premises"	Suite 1609 located in the Building.
"Sublet Space":	The Premises.
"Landlord":	654 Madison Avenue Associates L.P.
"Sublandlord":	Editions De Parfums LLC.
"Subtenant":	Melville Management Corporation.
"Lease":	Agreement of Lease dated as of October 29, 2014 between Landlord, as landlord, and Sublandlord's predecessor-in-interest, Parfums Frederic Malle, Inc., as tenant, which was assigned to Sublandlord (formerly known as ELC Beauty NYC LLC) by that certain Assignment and Assumption Agreement with Consent and Minor Modification of Lease dated as of January 9, 2015, as the same has been and may hereafter be amended, modified, extended or restated from time to time.
"Sublease":	Sublease dated as of May 18, 2022 between Sublandlord and Subtenant, as attached hereto, as same may be amended, modified, extended or restated from time to time, as may be permitted hereunder.

Ladies/Gentlemen:

You have requested Landlord's consent to the sublease of the Sublet Space. Such consent is hereby granted on the terms and conditions, and in reliance upon the representations and warranties, set forth in this letter (this "Agreement").

1. Sublandlord represents and warrants to Landlord that (a) the Lease is in full force and effect; (b) the Lease has not been assigned, encumbered, modified, extended or supplemented; (c) Sublandlord knows of no defense or counterclaim to the enforcement of the

Lease; (d) to Sublandlord's knowledge, Sublandlord is not entitled to any reduction, offset or abatement of the rent payable under the Lease; (e) to Sublandlord's knowledge, Sublandlord is not in default of any of its obligations or covenants, and has not breached any of its representations or warranties, under the Lease; (f) Landlord has paid all amounts and performed all work required to be paid or performed under the Lease in connection with the initial occupancy of the Premises under the Lease; and (g) to Sublandlord's knowledge, Landlord is not in default of any of its obligations or covenants under the Lease. Landlord represents and warrants to Tenant and Subtenant that, to Landlord's knowledge as of the date hereof (without investigation), (i) the Lease is in full force and effect; and (ii) Tenant is not in default of any of its obligations or covenants under the Lease.

2. Sublandlord and Subtenant each represents and warrants to Landlord that (a) the Sublease constitutes the complete agreement between Sublandlord and Subtenant with respect to the subject matter thereof; (b) a true and complete copy of the Sublease is attached hereto; and (c) no rent or other consideration is being paid to Sublandlord by Subtenant for the Sublease or for the use, sale or rental of Sublandlord's fixtures, leasehold improvements, equipment, furniture or other personal property except as set forth in the Sublease.

3. The Sublease shall be subject and subordinate to the Lease and this Agreement. Neither Sublandlord nor Subtenant shall take, permit or suffer any action which would violate the provisions of the Lease or this Agreement.

4. Landlord's obligations to Sublandlord are governed only by the Lease and this Agreement. Landlord's obligations to Subtenant are only as expressly provided in this Agreement. Landlord shall not be bound or estopped by any provision of the Sublease, including any provision purporting to impose any obligations upon Landlord (except as provided in the last sentence of Paragraph 1 or in Paragraph 7 of this Agreement). Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the Sublease or any plan or drawing referred to or contained therein (except as may be expressly approved herein). Landlord has not reviewed or approved any provision of the Sublease, but, subject to the terms hereof, consents to the Sublease. Notwithstanding anything to the contrary contained in the Sublease, the term of the Sublease shall end no later than the day that is one day prior to the Expiration Date (as defined in the Lease). Notwithstanding the foregoing, so long as the Sublease is in full force and effect and Subtenant is not in default thereunder beyond applicable notice and cure periods: (a) Landlord hereby waives its right to relocate the Premises pursuant to the terms of Section 52 of the Lease; and (b) Landlord agrees that Subtenant may, subject to the Building's rules, regulations and charges, at its sole cost and expense, install building standard signage adjacent to the front door of the Sublet Space, subject to, and as set forth in, Section 46 of the Lease. Further, and notwithstanding the foregoing, as between Landlord and Subtenant, the provisions of Section (F) of Schedule 2 attached to the Lease shall be deemed incorporated herein by reference as if set forth herein at length, applied *mutatis mutandis*, with references to "party" therein being deemed to mean Landlord and Subtenant. Subtenant further agrees to provide a certificate of insurance which complies with the requirements of the Lease to Landlord prior to the date on which Subtenant, or any party acting through Subtenant, occupies the Sublet Space for any purpose, including, without limitation, the installation of Subtenant's furniture, fixtures or other personal property.

5. If Sublandlord or Subtenant violates any of the terms of this Agreement, or if any representation by Sublandlord or Subtenant in this Agreement is untrue in any material

respect, or if Subtenant takes any action which would constitute a default under the Lease after the giving of notice and the expiration of any grace period required under the Lease, then Landlord may declare the Lease to be in default and avail itself of all remedies provided at law or equity or in the Lease with respect to defaults.

6. Subject to the provisions of Paragraph 7 of this Agreement, if the Lease is terminated prior to the stated expiration date provided therein, the Sublease shall likewise terminate on the date of such termination. In connection with such termination, Subtenant, at its sole expense, shall surrender the Sublet Space to Landlord in the manner provided for in the Lease, including the removal of all its personal property from the Sublet Space and from any part of the Building to which it is not otherwise entitled to occupancy and repair all resulting damage to the Sublet Space and the Building. Except as otherwise provided in the Lease, Landlord shall have the right to retain any property and personal effects which remain in the Sublet Space or the Building on the date of termination of the Sublease, without any obligation or liability to Subtenant, and to retain any net proceeds realized from the sale thereof, without waiving Landlord's rights with respect to any default by Sublandlord under the Lease or Subtenant under the foregoing provisions of this paragraph and the provisions of the Lease and the Sublease. If Subtenant shall fail to vacate and surrender the Sublet Space in accordance with the provisions of this paragraph, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, and any such holding over shall be deemed a default under the Lease and a holding over by Sublandlord with respect to the entire Premises under the Lease. In addition, Subtenant agrees that it will not seek, and it expressly waives any right to seek, any stay of the prosecution of, or the execution of any judgment awarded in, any action by Landlord to recover possession of the Sublet Space. Subtenant may not vacate the Sublet Space on a Saturday, Sunday or a holiday. If the Sublease terminates on a Saturday, Sunday or a holiday, Subtenant must comply with this paragraph by the end of the preceding Business Day. This paragraph shall survive the earlier termination of the Lease and the Sublease.

7. If the Lease is terminated before the stated expiration date of the Sublease, and if Landlord or any other party then entitled to possession of the Sublet Space so notifies Subtenant, Subtenant, at Landlord's option, shall attorn to Landlord or any such party for the remainder of the stated term of the Sublease under all the terms and conditions of the Lease, except that the fixed rent and any additional rent payable by Subtenant to Landlord pursuant to the Lease (collectively, the "Rent") shall be the greater of (x) the fixed rent and additional rent payable by Subtenant as set forth in the Sublease and (y) the Rent set forth in the Lease. The party to whom Subtenant attorns shall, under such circumstances, agree not to disturb Subtenant in its use and enjoyment of the Sublet Space, provided Subtenant performs all of its obligations under the Lease (except as provided above), taking into account any applicable cure periods. Such party shall not be required to honor or credit Subtenant for (a) any payments of rent made to Sublandlord for more than one month in advance or for any other payment owing by, or on deposit with, Sublandlord for the credit of Subtenant, (b) any obligation to perform any work or make any payment to Subtenant pursuant to a work letter, the Sublease or otherwise, (c) any security deposit not in Landlord's actual possession, (d) any obligation of, or liability resulting from any act or omission of, Sublandlord, (e) any amendment of the Sublease not expressly consented to by Landlord, or (f) any defenses, abatements, reductions, counterclaims or offsets assertable against Sublandlord. This provision is self-operative upon demand for attornment, whether or not, as a matter of law, the Sublease may terminate upon the expiration or termination of the term of the Lease. Subtenant, however, agrees to give Landlord or such other party, on request, an instrument acknowledging an attornment according to these terms. No attornment pursuant to this paragraph shall be deemed a waiver or

impairment of Landlord's rights under the Lease to pursue any remedy not inconsistent with such attornment. In the event of such election by Landlord or such other party, Sublandlord shall deliver to Landlord or such other party any security deposit which Sublandlord is then holding under the Sublease.

8. Sublandlord and Subtenant each agrees that:

(a) none of Landlord's shareholders, partners, members, managers, directors, officers, agents or employees, directly or indirectly, shall be personally liable for Landlord's performance under the Lease or this Agreement;

(b) Landlord's liability under the Lease and this Agreement shall be limited to Landlord's interest in the Building (as defined in the Lease);

(c) it will not seek to satisfy any judgment against Landlord out of the assets of any person or entity other than Landlord (but only to the extent provided in clause (b) above); and

(d) the obligations of Landlord under this Agreement and the Lease shall not be binding upon Landlord after the sale, conveyance, assignment or transfer by Landlord of its interest in the Building, and Sublandlord and Subtenant shall look solely to the transferee for the satisfaction of such obligations. Any such transferee shall be deemed to have assumed all of Landlord's obligations under this Agreement and the Lease.

9. Sublandlord and Subtenant, jointly and severally, agree to indemnify Landlord against, and hold Landlord harmless from, all costs, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of any claims for brokerage commissions, finders fees or other compensation by reason of any person or entity claiming to have dealt with Sublandlord or Subtenant in connection with the Sublease or procuring possession of the Sublet Space. Sublandlord and Subtenant, at their sole expense, may defend any such claim with counsel reasonably acceptable to Landlord and settle any such claim at their expense, but only Landlord may approve the text of any stipulation, settlement agreement, consent order, judgment or decree entered into on its behalf. The provisions of this Paragraph 9 shall survive the expiration or sooner termination of the Lease or the Sublease.

10. Sublandlord and Subtenant, jointly and severally, agree to indemnify Landlord against, and hold it harmless from any and all losses, costs, expenses, claims and liabilities including, but not limited to, reasonable counsel fees, arising from any accident, injury or damage whatsoever caused to any person or entity or to the property of any person or entity and occurring during the term of the Sublease in or about the Sublet Space. If any proceeding is brought against Landlord by reason of any such claim, Sublandlord and Subtenant, jointly and severally, shall be responsible for Landlord's costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith. If any action or proceeding is brought against Landlord by reason of any such claims, Sublandlord and/or Subtenant, upon written notice from Landlord, shall, at Sublandlord's and Subtenant's sole cost and expense, resist or defend such action or proceeding using counsel reasonably approved by Landlord, but may not settle any such claim without Landlord's prior written approval. The provisions of this Paragraph 10 shall survive the expiration or earlier termination of the term of the Sublease or the Lease. The indemnity and any right granted to Landlord pursuant to this paragraph shall be in addition to, and not in limitation of, Landlord's rights under

the Lease. Subtenant shall name the Landlord as an additional insured on all liability insurance policies.

11. Landlord's consent to the Sublease does not include consent to any modification, supplement or amendment of the Sublease, or to any assignment of the Sublease or further subletting of the Sublet Space, or to the use or occupancy of the Sublet Space by others, each of which requires Landlord's prior written consent as set forth in the Lease. If Sublandlord or Subtenant desires Landlord's consent to any such other action it must specifically and separately request such consent. Sublandlord shall give Landlord prompt written notice if the Sublease terminates prior to its stated term.

12. Neither the execution and delivery of this Agreement or the Sublease, nor any acceptance of rent or other consideration from Subtenant by Landlord or Landlord's agent shall operate to waive, modify, impair, release or in any manner affect Sublandlord's liability or obligations under the Lease or Subtenant's liability or obligations under the Sublease. Sublandlord and Subtenant each agrees that any additional services requested and authorized by Subtenant are deemed to be authorized by Sublandlord, and the charges for such additional services that are assessed by Landlord constitute additional rent payable under the Lease.

13. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Agreement or the Lease and the Sublease, then the terms, covenants and conditions of this Agreement or the Lease shall prevail. If there shall be any conflict or inconsistency between this Agreement and the Lease, such conflict or inconsistency shall be determined in favor of this Agreement.

14. The Lease and this Agreement constitute the entire agreement of the parties with respect to Landlord's consent to the Sublease. This Agreement may not be changed except in writing signed by each party hereto.

15. All statements, notices and other communications given pursuant to this Agreement must be in writing and must be delivered as provided in the Lease, addressed to Landlord and Sublandlord as provided in the Lease and to Subtenant at its address set forth above or at such other address as any party may designate upon not less than 10 days prior notice given in accordance with this paragraph.

16. Landlord's rights and remedies under this Agreement shall be in addition to every other right or remedy available to it under the Lease, at law, in equity or otherwise and Landlord shall be able to assert its rights and remedies at the same time as, before, or after its assertion of any other right or remedy to which it is entitled without in any way diminishing such other rights or remedies. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity and enforceability of any other provision of this Agreement.

17. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except as provided in Paragraph 8(d) above and except that it shall not inure to the benefit of any successor or assign of Sublandlord or Subtenant whose status was acquired in violation of the Lease or this Agreement.

18. Each of Landlord, Sublandlord, and Subtenant represents that it is duly authorized to execute and deliver this Agreement, and that each of Landlord, Sublandlord and Subtenant has full power and authority to enter into this Agreement.

19. This Agreement will be construed and governed by New York law. Landlord, Sublandlord and Subtenant each consents to the personal and subject matter jurisdiction of the courts of the State of New York.

20. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. Signed copies of this Agreement delivered electronically (e.g., email, PDF, DocuSign), shall have the same force and effect as original signatures.

21. Sublandlord agrees to pay, upon demand, Landlord's (x) $750.00 administrative fee, and (y) reasonable out-of-pocket fees and disbursements incurred in connection with and related to the preparation and execution of this Agreement.

22. **EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY CAUSE OF ACTION ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.**

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Please acknowledge your agreement to the terms and conditions of this Agreement by signing the copy of this Agreement enclosed herewith and returning it to the Landlord. You may consider Landlord's consent to be effective upon your receipt of a fully executed copy of this Agreement.

Very truly yours,

LANDLORD:

654 MADISON AVENUE ASSOCIATES L.P.,
a New York limited partnership

By: ______________________
Name: Robert Liberman
Title: President of R.L. Holding Corp., a General Partner

Agreed and Consented to by:

SUBLANDLORD:

EDITIONS DE PARFUMS LLC,
a Delaware limited liability company

By: ______________________
Name: PATRICE DEZMARD
Title: GLOBAL BRAND PRESIDENT

SUBTENANT:

MELVILLE MANAGEMENT CORPORATION,
a Delaware corporation

By: DocuSigned by: Kevin Dieterich 704E21 31 C3DD4DC
Name: Kevin Dieterich
Title: Treasurer

[Signatures Continue on Following Page]

The Estee Lauder Companies Inc. ("Guarantor") confirms that (a) the obligations of Guarantor as guarantor under the Lease referred to in the Guaranty of Lease dated as of January 9, 2015 from Guarantor to Landlord include the obligations of Sublandlord (originally as Tenant) under the Lease and Subtenant (as subtenant) under the Sublease with respect to the occupancy of the Premises, and (b) the making and performance of the Sublease shall in no way affect or release Guarantor from any of its obligations or liabilities under such Guaranty of Lease, as confirmed hereby.

THE ESTEE LAUDER COMPANIES INC.

By: ______________________________
Name: JASON CORRIGAN
Title: Vice President & Legal Counsel

SUBLEASE BETWEEN
EDITIONS DE PARFUMS LLC, SUBLANDLORD
AND
MELVILLE MANAGEMENT CORPORATION, SUBTENANT

SUBLEASE made as of the 18 day of May, 2022, by and between EDITIONS DE PARFUMS LLC, a Delaware limited liability company, having an office c/o The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153 (hereinafter called "**Sublandlord**"), and MELVILLE MANAGEMENT CORPORATION, a Delaware corporation, having an office at 767 Fifth Avenue, New York, New York 10153 (hereinafter called "**Subtenant**").

WITNESSETH

WHEREAS:

A. By Lease Agreement dated as of October 29, 2014, between 654 Madison Avenue Associates LP (hereinafter called "**Overlandlord**") and Sublandlord's predecessor-in-interest, Parfums Frederic Malle, Inc. ("**Malle**") (which Lease Agreement, together with that certain Assignment and Assumption Agreement with Consent and Minor Modification of Lease dated as of January 9, 2015 between Malle and Sublandlord (f/k/a ELC Beauty NYC LLC), is hereinafter referred to collectively as the "**Overlease**"), Overlandlord leased to Sublandlord certain space (hereinafter called the "**Leased Space**") in the building known as 654 Madison Avenue, New York, New York (hereinafter called the "**Building**") in accordance with the terms of the Overlease. A copy of the Overlease (from which certain terms which do not relate to Subtenant's obligations hereunder have been deleted) is annexed hereto as **Exhibit 1**.

B. By Guaranty of Lease dated as of January 9, 2015, The Estée Lauder Companies Inc. ("**Guarantor**"), guaranteed the Overlease (the "**Guaranty**").

C. Sublandlord and Subtenant desire to consummate a subleasing of the entire the Leased Space on terms and conditions contained in this agreement (hereinafter called the "**Sublease**").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is hereby agreed as follows:

1. Sublease Premises and Term. Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord the a portion of the sixteenth floor of the Building known as Suite 1609 (comprising the entire Leased Space and hereinafter called the "**Premises**") for a term (the "**Sublease Term**") to commence, on the later of (a) the date this Sublease is fully executed and delivered to Subtenant, (b) the date the Overlandlord Consent (as defined in Section 7 below) is delivered to Subtenant, (c) the date possession of the Premises is delivered to Subtenant and (d) June 1, 2022 (hereinafter called the "**Sublease Commencement Date**") and to end on the day prior to the Expiration Date under the Overlease, which Sublandlord hereby represents is August 30, 2025 (hereinafter called the "**Sublease Expiration Date**"). The parties hereto agree that this Section 1 is intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law and any other similar law hereafter in force, and Subtenant hereby waives any rights to rescind this Sublease which Subtenant might otherwise have pursuant to said Section 223-a.

00434406.5

2. Base Rental. The "**Base Rental**" during the Sublease Term shall be $200,000.00 per annum during the entire Sublease Term, such amount to be paid in equal monthly installments of $16,666.67 on or prior to the first day of each month during the Sublease Term. Such Base Rental and all other Rent (as defined below) payable by Subtenant, shall be paid by Subtenant in lawful money of the United States of America to Sublandlord either (i) by check drawn on a bank which is a member of the New York Clearing House Association, at Sublandlord's address set forth above, Attn: Corporate Real Estate, or (ii) by ACH, in equal monthly installments in advance, on the first day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever. Notwithstanding anything to the contrary contained herein, Subtenant hereby agrees to pay all Rent as and when due and payable. The term "**Rent**" for purposes of this Sublease shall mean the Base Rental, Tenant's Surcharges (as defined below), Tenant's Additional Rental (as defined below), and any other amounts that Subtenant assumes or agrees to pay under the provisions of this Sublease that are owed to Sublandlord, including without limitation any and all other sums that may become due by reason of any default by Subtenant or failure on Subtenant's part to comply with the agreements, terms, covenants and conditions of this Sublease. The Rent for any partial month during the Sublease Term shall be prorated based on the number of days in such partial month.

3. Tenant's Additional Rent. Subtenant shall pay to Sublandlord, as additional rent, the entire Percentage of the Taxes (as each such term is defined in the Overlease) for the Sublease Premises which would otherwise be payable by Sublandlord under the Overlease during the Sublease Term (such amount, "**Tenant's Additional Rent**"). Sublandlord shall give Subtenant written notice of the amount of Tenant's Additional Rent payable hereunder following Sublandlord's receipt of Overlandlord's statement of such amount, and Subtenant shall pay such amount within ten (10) days after receipt of such notice from Sublandlord.

4. Assignment. Subtenant shall not (a) assign this Sublease, nor (b) permit this Sublease to be assigned by operation of law or otherwise, nor (c) underlet all or any part of the Premises, nor (d) permit the Premises or any desk space therein to be occupied by any person(s) other than Subtenant and its employees and principals, nor (e) pledge or encumber this Sublease, the term and estate hereby granted or the rentals hereunder.

5. Incorporation of Overlease. Except as herein otherwise expressly provided, all of the terms, covenants, conditions and provisions in the Overlease are hereby incorporated in, and made a part of this Sublease, except Section 34, 41, 42, 43 and 53. Except for the foregoing, all rights and obligations as are contained in the Overlease are hereby imposed upon and are for the benefit of the respective parties hereto; Sublandlord herein being substituted for the Landlord named in the Overlease, and Subtenant herein being substituted for the Tenant named in the Overlease; provided, however, that Sublandlord shall not be liable for any defaults by Overlandlord nor shall Sublandlord be obligated to perform the obligations, covenants and duties of Overlandlord set forth in the Overlease, nor are the representations and warranties therein to be considered the representations and warranties of Sublandlord hereunder and shall have no liability with respect thereto. Subject to Section 12, if the Overlease shall be terminated for any reason during the term hereof, then and in that event this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof. Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to possession, Subtenant will, at once, surrender and deliver up the Premises, in good condition and repair, reasonable wear and tear excepted, and otherwise in the condition required under the Overlease as of the Expiration Date or earlier termination thereunder. Subtenant agrees that the Premises shall be occupied in accordance with the Overlease and will not suffer to be done or omit to do any act which may result in a violation of or

a default under any of the terms and conditions of the Overlease, or render Sublandlord liable for any damage, charge or expense thereunder.

6. Condition of Premises. Subtenant has examined the Premises, is aware of the physical condition thereof, and agrees to take the same "as is," in its current condition and state of repair, with the understanding that there shall be no obligation on the part of Sublandlord to perform any work, supply any materials or incur any expense whatsoever in connection with the preparation of the Premises for Subtenant's occupancy thereof, except that (a) Sublandlord agrees to remove all computer equipment and wiring currently in the Premises and (b) Sublandlord shall leave all of the furniture, fixtures and equipment currently in the Premises, including as listed on **Exhibit 3** attached hereto (the "**FF&E**"), except for the following: (i) red Eames sofa at entrance, (ii) wooden Aalto desk in Frederic's office, (iii) red Eames desk chair in Frederic's office, (iv) all artwork, (v) Saarinen table in Frederic's office, (vi) 3 black Breuer chairs throughout the Premises and (vii) white Knoll shelving in Frederic's office (items (i) through (vii) referred to herein as the "**Excluded Items**"). As of the Sublease Commencement Date, Sublandlord shall transfer and convey the FF&E to Subtenant in its as-is, where-is condition, without any guarantee, warranty or representation, express or implied (except as otherwise expressly provided in the bill of sale), as to the quality, condition, or safety of such appliances, and expressly disclaims any responsibility in connection with such FF&E. Such transfer and conveyance shall be effected by a bill of sale by Sublandlord to Subtenant in the form attached hereto and made a part hereof as **Exhibit 4.** The Excluded Items shall not be included as part of the FF&E to be conveyed.

7. Consent of Overlandlord. This Sublease is conditioned upon the consent by Overlandlord to this Sublease which consent ("**Overlandlord Consent**") shall include an express waiver of the relocation clause set forth in Section 52 of the Overlease and otherwise shall be evidenced either by a commercially reasonable document or Overlandlord's signature to this Sublease as set forth on Exhibit 2. Sublandlord shall also request that Overlandlord include in the Overlandlord Consent the following (a) an express right for Subtenant to have building standard signage adjacent to the front door of the Premises as set forth in Section 46 of the Overlease, (b) Overlandlord's agreement to perform its Overlease obligations for the benefit of Subtenant and Overlandlord's agreement that Subtenant may proceed directly against Overlandlord if Overlandlord fails to do so as provided in Section 8 hereof, and (c) to have the waiver of claims and subrogation run between Overlandlord and Subtenant. Sublandlord makes no representation with respect to obtaining Overlandlord's approval of this Sublease and, in the event that Overlandlord notifies Sublandlord that Overlandlord will not give such approval, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord of the disapproval by Overlandlord, this Sublease shall be deemed to be null and void and without force or effect, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease. Sublandlord agrees to pay any fees charged by Overlandlord in connection with this Sublease and Overlandlord's consent thereto.

8. Consent of Sublandlord. Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Overlandlord, and Sublandlord shall use reasonable efforts to obtain any such consent or approval required of Overlandlord. If Overlandlord should refuse such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval whether or not Overlandlord's refusal, in Subtenant's opinion, is arbitrary or unreasonable. Subtenant agrees that Sublandlord shall not be required to dispute any determinations or other assertions or claims of Overlandlord regarding the obligations of Sublandlord under the Overlease for which Subtenant is or may be responsible under the terms of this Sublease. Should Sublandlord elect not to dispute any such

determinations, assertions or claims by Overlandlord, Sublandlord hereby grants Subtenant the right to dispute the same in its own name, with Sublandlord's reasonable consent, and the right to resolve such disputes to its own satisfaction, provided that Subtenant shall indemnify Sublandlord for any liability or claims in connection therewith, including any and all costs and expenses of any such dispute and/or settlement, and provided further that Sublandlord shall not be bound without its consent by any settlement, agreement or resolution reached by Subtenant and Overlandlord in regard to any such dispute, or by any decree, judgment or penalty resulting therefrom.

9. Operations and Services. Subtenant acknowledges that all services, repairs, restorations, equipment and access to and for the Premises and any insurance coverage of the Building (including the Premises) will in fact be provided by Overlandlord, and, subject to the other terms of this Section 9, Sublandlord shall have no obligation during the term of this Sublease to provide any such services, repairs, restorations, equipment, access or insurance. Subtenant agrees to look solely to Overlandlord for the furnishing of such services, repairs, restorations, equipment, access and insurance. Sublandlord shall, in no event, be liable to Subtenant nor shall the obligations of Subtenant hereunder be impaired or the performance thereof excused because of any failure or delay on Overlandlord's part in furnishing such services, repairs, restorations, equipment, access or insurance. If Overlandlord shall default in, or fail to perform, any of its obligations to Sublandlord with respect to the Premises, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord's rights against Overlandlord, but Sublandlord shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublandlord's rights against Overlandlord. If, after written request from Subtenant, Sublandlord shall fail or refuse to take appropriate action for the enforcement of Sublandlord's rights against Overlandlord with respect to the Premises within a reasonable period of time considering the nature of Overlandlord's default, Sublandlord agrees that Subtenant shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Sublandlord under the Overlease hereby are conferred upon and assigned to Subtenant and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Premises. If any such action against Overlandlord in Subtenant's name shall be barred by reason of lack of privity, nonassignability or otherwise, Subtenant may take such action in Sublandlord's name provided Subtenant has obtained the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed, provided, and Subtenant hereby agrees, that Subtenant shall indemnify and hold Sublandlord harmless from and against all liability, loss, damage or expense, including, without limitation, reasonable attorney's fees, which Sublandlord shall suffer or incur by reason of such action.

10. Default. Notwithstanding anything contained herein, Subtenant agrees, with respect to the Premises, to comply with and remedy any default claimed by Overlandlord and caused by Subtenant (after the Sublease Commencement Date), within the period allowed to Sublandlord as tenant under the Overlease, even if such time period is shorter than the period otherwise allowed in the Overlease, due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord. Sublandlord agrees to forward to Subtenant, upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Overlease. Subtenant agrees to forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Overlandlord or from any governmental authorities. To the extent Overlandlord claims a default for a matter prior to the Sublease Commencement Date, Sublandlord shall be solely responsible to cure same.

11. Estoppel. Sublandlord represents (a) that it is the holder of the interest of the tenant under the Overlease, (b) that the Overlease is in full force and effect, (c) that, to Sublandlord's knowledge, there are no defaults existing under the Overlease, and (d) that, to Sublandlord's knowledge, there are not any set-offs or defenses against the enforcement of any right or remedy under the Overlease.

12. Amendment. This Sublease is subject to, and Subtenant accepts this Sublease subject to, any amendments and supplements to the Overlease hereafter made between Overlandlord and Sublandlord, provided that Subtenant consents thereto in writing. Sublandlord shall not voluntarily terminate the Overlease (or consent thereto) without Subtenant's written consent.

13. Subordination. This Sublease is subject and subordinate to the Overlease and to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and all renewals, modifications, replacements and extensions of any of the foregoing. This Section shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may request.

14. Broker. Each of Sublandlord and Subtenant covenants, represents and warrants that neither party has had any dealings or communications with any broker or agent in connection with the consummation of this Sublease, and each party covenants and agrees to pay, hold harmless and indemnify the other party from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Sublease or the negotiation thereof. Sublandlord shall pay any broker's fees charged by Overlandlord.

15. Tenant Surcharges. Subtenant shall also pay to Sublandlord any Tenant Surcharges (as that term is hereinafter defined). **"Tenant Surcharges"** shall mean any and all amounts other than Base Rental which, by the terms of the Overlease, become due and payable by Sublandlord to Overlandlord after the Sublease Commencement Date as additional rent, including but not limited to utilities as set forth in the Overlease, or otherwise, including, but not limited to: (i) any increases in Overlandlord's fire, rent or other insurance premiums, as provided for in the Overlease, (ii) any additional charges to Sublandlord on account of Subtenant's use of heating, ventilation or air conditioning, (iii) any charges which may be imposed on Sublandlord, to the extent that such charges are attributable to the Premises or the use thereof or services or utilities provided thereto, (iv) any electricity charges as set forth in Section 38 of the Overlease (with Subtenant understanding that electricity is billed on a "rent inclusion" basis and Sublandlord will periodically bill Subtenant for reimbursement of all such sums payable during the Sublease Term and Subtenant shall pay same within five (5) days of receipt of a demand therefor) and (v) any additional charges to Subtenant on account of Subtenant's use of cleaning and elevator services. Upon receipt by Sublandlord of any statement or written demand from Overlandlord including any Tenant Surcharges, Sublandlord will furnish Subtenant with a copy of such statement or demand, together with Sublandlord's statement of the amount of any such Tenant Surcharges, and Subtenant shall pay to Sublandlord the amount of such Tenant Surcharges within five (5) days after Subtenant's receipt of such statement or demand; provided, however, that in any instance in which Subtenant shall receive any such statement or demand directly from Overlandlord, Subtenant may pay the amount of the same directly to Overlandlord. Payments shall be made pursuant to this Section for any period on and after the Sublease Commencement Date notwithstanding the fact that the statement to be provided by Sublandlord is furnished to Subtenant after the expiration of the Sublease Term and notwithstanding the fact that by its terms this Sublease shall have expired or have been

cancelled or terminated. Sublandlord shall timely make any payments due to Overlandlord pursuant to the terms of the Overlease.

16. Notices. Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made by mailing the same by personal delivery (provided a receipt is obtained), overnight courier service (provided a receipt is obtained) or by registered or certified mail, return receipt requested, addressed to the party for whom intended at its address as aforesaid in the opening paragraph (Attn: Legal Department, with respect to Sublandlord, and Attn: Kevin Dieterich, with respect to Subtenant). A copy of any notice sent to Subtenant shall be concurrently sent to Ben Zeliger, 767 Fifth Avenue, New York, New York 10153. Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice given in the manner prescribed herein. Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of receipt (or first refusal of receipt) thereof.

17. Electricity. Subtenant's use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. Subtenant shall not make or perform, or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Overlandlord and Sublandlord in each instance. In no event shall any installation of additional lighting, electrical appliances and equipment result in an increase in Sublandlord's own expenses for electrical energy usage under the Overlease unless the same constitutes a Tenant Surcharge or unless Subtenant agrees to pay such expenses. Subtenant hereby agrees to pay all costs of operating such additional lighting, appliances and equipment, and agrees to indemnify Sublandlord for any and all costs which may be charged to Sublandlord by reason of Subtenant's installation or use of such lighting, appliances and equipment. If, as a condition to giving its consent to such installation, Overlandlord requires Sublandlord to pay for the additional facilities needed to provide the additional capacity, Subtenant will, as and when such payment or payments are required to be made, pay Sublandlord the amount of such payment or payments.

18. Utilities. Sublandlord shall not be liable in any way to Subtenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason.

19. Alterations. Subtenant may make no changes, alterations, additions, improvements or decorations in, to or about the Premises without the requisite consent of Overlandlord and/or Sublandlord, as required hereunder, except that Sublandlord agrees to be reasonable with respect thereto provided same are interior, non-structural and do not affect the systems or utilizes within the Premises or Building and provided further that Overlandlord does not object to same (in which case, but subject to Section 8 hereof, Sublandlord shall not be required to consent unless Overlandlord consent as well).

20. Reserved.

21. Subtenant's Insurance. Subtenant shall obtain and maintain all insurance types and coverages specified in the Overlease to be obtained and maintained by Sublandlord, as tenant under the Overlease, in amounts not less than those specified in the Overlease, and Subtenant shall also obtain and maintain waiver of subrogation endorsements from its insurer in favor of Overlandlord and Sublandlord. All policies of insurance obtained by Subtenant shall name Overlandlord and Sublandlord as additional

insureds and/or loss payee thereon in accordance with the Overlease, and all endorsements waiving the right of subrogation of Subtenant's insurers shall benefit Overlandlord and Sublandlord. Subtenant's insurance shall be primary over Overlandlord's and Sublandlord's insurance. Prior to the taking possession of the Premises, and thereafter upon Sublandlord's request, Subtenant shall deliver to Sublandlord written evidence reasonably satisfactory to Sublandlord that Subtenant has obtained and is maintaining the required insurance coverages in the appropriate amounts.

22. Indemnity. Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to the Overlandlord under the Overlease) by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Premises occurring after the Sublease Commencement Date (unless the same shall have been caused by Sublandlord's negligence or wrongful act or the negligence or wrongful act of Overlandlord under the Overlease, or the negligence or wrongful act or any of their respective agents, employees or contractors), (ii) any breach or default hereunder on Subtenant's part, (iii) the successful enforcement of Sublandlord's rights under this Section 23 or any other Section of this Sublease, (iv) any work done after the date hereof in or to the Premises except if done by Sublandlord or Overlandlord, or (v) any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant.

Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Subtenant may incur or pay out (including, without limitation, to the Overlandlord under the Overlease) by reason of (i) any breach or default hereunder on Sublandlord's part, (ii) the successful enforcement of Subtenant's rights under this Section 23 or any other Section of this Sublease, or (iii) any act, omission or negligence on the part of Sublandlord and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Sublandlord.

23. Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Sublease, as between Subtenant and Sublandlord, on behalf of themself and on behalf of anyone claiming under or through them by way of subrogation or otherwise, waives all rights and causes of action against each other, and the officers, employees, members, agents and invitees of each such party, for any liability arising out of any loss or damage in or to the Premises, its contents and other property located thereon and caused by any peril normally covered under all-risk policies (at least as broad as ISO's Special Form) issued in the geographic area in which the Premises is located (whether or not such party actually carries such insurance policies)). The release and waiver shall be complete and total even if such loss or damage may have been caused by the negligence of any party, and shall not be affected or limited by the amount of insurance proceeds available, regardless of the reason for such deficiency in proceeds. Subtenant covenants that from and after the Sublease Commencement Date, its casualty insurance policies will contain waiver of subrogation endorsements, and that if such endorsements, for any reason whatsoever, are about to become unavailable, it will give Sublandlord not less than thirty (30) days prior written notice of such impending unavailability.

24. Guaranty. By its signature below, Guarantor hereby approves and agrees to the Sublease.

25. Miscellaneous.

(a) This Sublease may not be changed orally, but only by an agreement in writing signed by the Sublandlord or Subtenant, as the case may be, against whom enforcement of any waiver, change, modification or discharge is sought.

(b) This Sublease shall not be binding upon Sublandlord or Subtenant unless and until both parties have received a fully executed copy of this Sublease and an executed Overlandlord Consent. This Section shall not be deemed to modify any other of the provisions of this Sublease.

(c) This Sublease constitutes the entire agreement between the parties and all representations and understandings have been merged herein.

(d) This Sublease shall inure to the benefit of each of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

(e) The term "Sublandlord" as used in this Sublease shall mean only the Sublandlord named herein, so that in the event of any assignment of the Overlease, the Sublandlord named herein shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Sublandlord hereunder, provided that such assignee of the Overlease has expressly assumed and agreed to carry out any and all such covenants, obligations and liabilities of Sublandlord hereunder.

(f) The parties may execute counterparts of this Sublease, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Signed copies of this Sublease delivered electronically (e.g., email, PDF, DocuSign), shall have the same force and effect as original signatures.

(g) OFAC Representation. Subtenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Sublandlord is restricted from doing business with ("OFAC List"). Subtenant shall indemnify and hold Sublandlord harmless from and against all losses, damages, liabilities, cost and expenses (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by Sublandlord and/or its affiliate that derive from a claim made by a third party against Sublandlord and/or its affiliates arising or alleged to arise from a misrepresentation made by Subtenant hereunder or a breach of any covenant to be performed by Subtenant hereunder.

[signature page follows]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

EDITIONS DE PARFUMS LLC,
Sublandlord

By: ______________________
Name: Patrice Belitado
Title: Global Brand President

MELVILLE MANAGEMENT
CORPORATION, Subtenant

By: Kevin Dieterich
Name: Kevin Dieterich
Title: Treasurer

The undersigned acknowledges this Sublease as being a part of the Overlease for the purpose of its Guaranty and further acknowledges and reaffirms its continued obligations under the Guaranty.

The Estée Lauder Companies Inc.

By: ______________________
Name:
Title:
Jason M. Corrigan
Vice President & Legal Counsel

00434406.5

<u>EXHIBIT 1</u>

OVERLEASE

[See attached]

REDACTED

7/04

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 29th day of October in the year 2014, between
654 Madison Avenue Associates LP. c/o The Adler Group, Inc., 654 Madison Avenue, New York, NY 10065

party of the first part, hereinafter referred to as OWNER, and Parfums Frederic Malle, Inc.
654 Madison Avenue, New York, NY 10065

party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner Suite 1609

in the building known as 654 Madison Avenue
in the Borough of Manhattan, City of New York, for the term of See Article 41

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the
day of See Article 41 in the year , and to end on the
day of See Article 41 in the year , and
both dates inclusive, at the annual rental rate of See Article 42

which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for Executive and administrative offices and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the demised premises by Owner, at Tenant's expense.

Maintenance and Repairs: 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or

of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vaults, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant's obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant's obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney's fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or

Adjacent Excavation-Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: 34. Tenant has deposited with Owner the sum of $ [redacted] as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate: 35. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

Rider to be added if necessary.

See Rider attached hereto and made a part of this Lease

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:

____

654 Madison Avenue Associates, L.P.

Robert Liberman

~~President of RL Holding Corp., a General Partner~~

Witness for Tenant:

____

~~Parfums~~ Frederic Malle, Inc.

FREDERIC MALLE PRESIDENT

Print Name and Title

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF

On the ________ day of ____________ in the year ________, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____

NOTARY PUBLIC

RIDER ATTACHED TO LEASE DATED OCTOBER 29th 2014

BETWEEN PARFUMS FREDERIC MALLE, INC. AS TENANT
AND 654 MADISON AVENUE ASSOCIATES, L.P. AS LANDLORD

37. Conflict Headings. In the event of any inconsistency between the printed portion of this Lease and this Rider, the terms of this Rider shall control. The Article headings are for reference only and shall not be used to construe or in any way define or limit the provisions hereof.

38. Electricity.

A. Electricity used by Tenant in the demised premises shall be furnished by Landlord to Tenant on a rent inclusion ("ERI") basis. There shall be no separate or specific charge to Tenant for such electricity whether by meter charge or otherwise, such electric energy being thus included in the annual fixed rental set forth in Article 42 below. The ERI under this Lease, $3.50 per square foot, is the amount agreed upon by Landlord and Tenant as compensation to Landlord for the provisions of normal electric usage by the Tenant. The ERI is based on an estimate of the Tenant's use of electricity during ordinary business hours with Landlord providing a connected load of no more than six (6) watts of electricity for all purposes per usable square foot.

B. Notwithstanding the foregoing, if the public utility rate schedule for the supply of electric current to the Building shall be increased or if there shall be a change in taxes or if additional taxes shall be imposed upon the sale or furnishing of such electric current, or if Tenant's failure to maintain its machinery and equipment in good order and repair (to the extent same is Tenant's responsibility) causes greater consumption of electrical current, or if Tenant utilizes machinery, appliances or equipment (other than those ordinarily used in connection with office use, i.e. copiers, printers, computers, small data servers, water coolers, a single pantry microwave and refrigerator), or if Tenant utilizes the demised premises at times other than the building's regular business hours, the annual rent reserved shall be increased by increasing the ERI rate initially stated, such increase to be determined by an independent electrical consultant retained by Landlord. After the receipt of any survey performed by Landlord, Tenant shall have the right to dispute same by having a survey completed by an electrical consultant chosen by Tenant. In the event Tenant's consultant disagrees with Landlord's survey, and the parties cannot thereafter agree on an appropriate increase in the ERI, then Tenant shall have the right to submit such dispute to arbitration. If a Tenant desires to submit to arbitration as above provided, Tenant shall give notice to that effect to Landlord and shall in such notice appoint a person as arbitrator on Tenant's. Within fifteen (15) days after the giving of such notice the Landlord shall likewise appoint a person as arbitrator on its behalf, if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter. In the event that the two arbitrators appointed by the parties shall be unable to agree within ten (10) days after the appointment of the second arbitrator, they shall give written notice of such failure to agree to the parties and shall within ten (10) days after the giving of such notice, appoint a third arbitrator. If the two arbitrators fail to agree upon the selection of such third arbitrator within the ten (10) days following their notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party hereto may request such appointment by the American Arbitration Association (or any organization successor thereto), or in its absence, refusal, failure or inability to act, may apply for a court appointment of such arbitrator. The three arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this lease. Judgment may be had on the

increase in the assessed valuation of land or the Building. The "Percentage" shall be 1.91%. The payment for a partial Tax Year that falls within the last year shall be prorated.

A. "Tax Year" shall mean each twelve month period beginning July 1 and ending June 30 that is subsequent to the Base Tax Year, in which occurs any part of the term of this Lease, or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

B. "Base Tax Year" shall mean the calendar year 2015.

C. "Taxes" shall mean all real estate taxes, assessments and special assessments (including, without limitation, Business Improvement District assessments), water and sewer rates and rents, excises, levies, permits and similar charges payable to the local taxing authority upon the Building and/or the land upon which it is erected, but shall not include interest or penalties thereon, or ordinary income, estate, succession, inheritance, capital stock or similar taxes of Landlord or franchise taxes imposed on any corporate owner of the land or the Building. If, however, at any time during the term of this Lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as a substitute for or in addition to the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed and/or imposed (i) a tax, assessment levy, imposition or charge, wholly or partially as a capital levy or otherwise on the rents received therefrom or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the land or the Building and imposed upon Landlord, or (iii) a license fee measured by the rent payable by Tenant to Landlord or (iv) any other charge shall be imposed, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purpose hereof as if the Building and/or the land upon which it is erected were the only property of the Landlord.

D. If Taxes for any Tax Year subsequent to the Base Year are reduced below the amount upon which Tenant has been billed and paid Taxes hereunder, and provided Tenant is not then in default of any of the terms of this Lease the Percentage of any such reduction (less the Percentage of the out-of-pocket costs, expenses and attorneys' and other professional fees incurred in obtaining such reduction), shall be credited against the next installment of Tenant's payments required under this Article. If the Taxes payable with respect to the Base Year are reduced, the Taxes for the Base Year shall be deemed restated, and the amounts due from Tenant, including any prior payments, shall be recalculated.

E. Any amount due to Landlord under the provisions of this Article, including any adjustments in Landlord's favor under subparagraph D. above, shall be paid by Tenant as additional rent within twenty (20) days after Landlord shall have given Tenant a statement showing the computation of Tenant's proportionate share. At any time during the Term, Landlord may require that the Tenant's payments hereunder be paid on an estimated basis so that Landlord is in receipt of Tenant's Percentage of the estimated amount due with respect to Taxes for a particular Tax Year prior to the date the same are due to the taxing authority. If the actual amount of Tenant's Percentage of Taxes for the subject Tax Year is in excess of the estimated amount, Tenant shall pay the same within ten (10) days after notice from Landlord, and, if Tenant's estimated payments are in excess of said actual amount, the excess shall be credited against the next installment due pursuant to this Article (other than in the last installment, in which case Landlord shall pay Tenant the same within thirty (30) days). Only Landlord, in its sole discretion, shall be eligible to institute proceedings to reduce the assessed valuation or tax rate affecting the property of which the demised premises is a part.

40. Operating Expenses. Intentionally Omitted.

41. Commencement Date and Expiration Date: Landlord's Work.

REDACTED

per month);

All installments of fixed rent shall be payable without prior notice, or any deduction or set-off whatsoever, in equal monthly installments in advance, on the first (1st) day of each and every calendar month during the term (except that the first monthly installment shall be paid and delivered on execution and delivery of this Lease by Tenant), with any partial months being prorated based on the actual number of days in such month.

B. Rent Abatement. Notwithstanding anything to the contrary, the fixed rent (exclusive of the ERI portion thereof) payable under this Lease for the first four months shall be fully abated; the first month's rent which is due upon execution of this Lease shall be applied to said ERI portion during the free rent period and the remaining amount shall be applied on account of the fixed rent due for the first thirty (30) days of the term following the expiration of the free rent period. The balance of the amount due for said thirty (30) day period shall be paid within five (5) days of the expiration of the free rent period. The rent so abated under this Article is referred to as the "Abated Rent". All rent is due on the first of each month without any notice or demand, and without any deduction or offset; if the Commencement Date occurs on a day other than the first of the month Tenant shall pay to Landlord, on or before the expiration of the free rent period, the balance of the rent due for the month in which said period ends. If at any time during the term Tenant shall be in default of this Lease beyond any applicable notice and/or grace period and this Lease is terminated as a result thereof or, in the case of a bankruptcy, this Lease shall be rejected, as the case may be, the Abated Rent shall immediately be due and payable.

43. Broker(s). Each party represents and warrants to the other that it has not dealt with any broker other than The Adler Group, Inc., Cassidy Turley Commercial Real Estate Services, Inc. in connection with this transaction and agrees to indemnify and hold the other party harmless from any loss, claim, damage, cost and expense (including reasonable attorney's fees) which the other may suffer as a result of a breach of the aforesaid representation. The brokerage commission payable to the aforementioned broker(s) will be paid by the Landlord pursuant to separate agreement(s).

44. Assignment and Subletting. Supplementing Article 11 of the printed form Lease:

A. Tenant will not, by operation of law, merger, consolidation, bankruptcy, or otherwise, directly or indirectly assign, mortgage, transfer or encumber this Lease, nor sublet or permit the demised premises or any part thereof to be used by others without obtaining the prior written consent of Landlord in each instance in its sole discretion, except as otherwise expressly set forth below. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting nor shall any such consent by Landlord serve to relieve or release Tenant from its obligations to fully and faithfully observe and

may be) principals in the form signed upon execution of this Lease, or, if no such guaranty was executed, in the form required by Landlord;

(iv) Any instrument of sublease shall specifically state that each sublease is subject to all of the terms, covenants and conditions of this Lease;

(v) Except with respect to the transactions covered by subparagraph D. and E. below, Tenant shall pay to Landlord, as additional rent, an amount equal to one-half of any rents, additional charges or other considerations received by Tenant by the subtenant or assignee which are in excess of the fixed rent and additional rent payable during the balance of the term of this Lease, if an assignment, or the balance of the term of the sublease, as the case may be, Tenant and such sublessee or assignee shall each certify the amount of said rental, charges and rent concessions, if any, in form reasonably satisfactory to Landlord. The sums payable under this subdivision (v) be paid by Tenant to Landlord as and when received by Tenant;

(vi) Tenant shall not have advertised or publicized in any way the availability of the demised premises without prior notice to and approval by Landlord, it being agreed, however, that Landlord will not unreasonably withhold its consent to the listing of the demised premises for subletting with a reputable broker selected by Tenant.

(vii) Landlord may bill and Tenant shall pay all charges estimated by Landlord to be due through the date of assignment (without relieving Tenant or its assignee of the obligation to pay any balance due when the actual charges are computed);

(viii) Any portion of the demised premises to be sublet and the remaining portion shall each be configured in such manner as to have direct access to the public corridor on the floor and otherwise reasonably configured for potential future use;

(ix) In the event that this Lease shall be terminated while a sublease is in effect, then, at Landlord's option, any such sublessee shall attorn to Landlord pursuant to the then executory terms and conditions of the sublease, except that Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any offset that theretofore accrued to such subtenant against Tenant or (3) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's fixed rent or any additional rent then due; and

(x) The Tenant proposes to assign or sublet all or a portion of the demised premises at a rental rate less than the higher of (a) the fixed rent and additional rent then payable under this Lease, or (b) the fixed and additional rental rate Landlord is then asking for other space in the Building.

(xi) It is specifically understood and agreed that Tenant shall designate The Adler Group, Inc. or, at Landlord's option, another leasing agent specified by Landlord, to effect any subleasing or assignment of all or a portion of the demised premises and shall pay said designated agent(s) or said other leasing agent, as the case may be, a commission in accordance with its established rules and rates.

If Tenant shall duly comply with all of the foregoing then, as aforesaid, Landlord shall not unreasonably withhold its consent to such assignment or subletting. Furthermore, in no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (whether actual, consequential, punitive or otherwise), nor shall Tenant claim any money damages (by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld its consent or approval to any request of Tenant in such instances where Landlord is expressly required under this Lease (including this Article), or under law, not to unreasonably withhold such consent. Tenant agrees that its sole remedy in such instance shall be an action or proceeding to

personal injury, death or property damage occurring upon, in or about the demised premises, shall be on an occurrence basis, and shall afford protection to 654 Madison Avenue Associates, L.P. c/o The Adler Group, Inc., as Agent, and The Adler Group, Inc. and N. Anthony Rolfe, Individually, each of which shall be named as additional insured. The Tenant agrees within ten (10) days from the date of the execution of this Lease to deliver such a policy of insurance or a certificate evidencing such coverage to the Landlord, or its agents and to present evidence of having paid the premium therefor.

46. Directory and Floor Signs. Tenant shall be entitled to one building standard metal sign with Tenant's name in the public hallway adjacent to the Tenant's front door. During the building's regular business hours guests will be directed to Tenant's suite by the lobby attendant.

47. Security Deposit. The Security required to be deposited by the Tenant pursuant to the provisions of Article 34 shall be a cash deposit or an irrevocable commercial Letter of Credit in the sum of $[redacted] in form and substance satisfactory to Landlord. If applicable, the Letter of Credit to be furnished by the Tenant shall be issued by a bank reasonably acceptable to Landlord, having retail banking offices in the County of New York, and allowing drawdown on the Letter of Credit in said County upon presentation by Landlord to such bank of a sight draft and certification signed by a duly authorized officer of Landlord which certificate shall state that either: (x) Landlord is entitled to the amount set forth in said draft pursuant to the terms and conditions of the Lease between 654 Madison Avenue Associates, L.P., as Landlord, and Tenant, as tenant (including its permitted successors and assigns), covering premises at 654 Madison Avenue, New York, New York, or (y) Landlord has received a notice of non-renewal and Tenant has not replaced the Letter of Credit with a substitute Letter of Credit at least thirty (30) days prior to the expiration date of the then current Letter of Credit. The Letter of Credit shall further provide (i) for the continuance initially of such Letter of Credit for a period of one (1) year from the date thereof, (ii) for the automatic extension of such Letter of Credit for additional periods of one year from the initial and each future expiration date thereof unless such bank gives Landlord notice of its intention not to renew such Letter of Credit not less than sixty (60) days prior to the initial or any future expiration date of such Letter of Credit, and that in the event such non-extension notice is given by such bank, Landlord shall have the right to draw on such bank by presentation of a draft at sight for the balance remaining on such Letter of Credit (whether or not Tenant is otherwise in default of the Lease), unless Tenant shall, at least thirty (30) days prior to the expiration date of such Letter of Credit, furnish a substitute Letter of Credit in form and substance and issued as heretofore required. The Letter of Credit shall not be self reducing and the Landlord shall be permitted to partial draw downs. The Letter of Credit to be deposited and maintained with Landlord (or the proceeds thereof) shall be held by Landlord as security for faithful performance and observance by Tenant of the terms of the Lease, as provided in Article 34. Tenant further agrees that in the event that Landlord transfers its right, title and interest under this Lease to a third party and the bank issuing such Letter of Credit does not consent to the transfer of such Letter of Credit to such third party, then Landlord may draw on such Letter of Credit and the proceeds of such Letter of Credit shall then be held and applied as cash security, in accordance with Article 34. The costs of transfer and/or amendment of the Letter of Credit shall be paid by Tenant. Notwithstanding anything herein to the contrary, the Letter of Credit shall expire no sooner than sixty (60) days after the expiration or earlier termination of the Lease. In the event that Landlord draws down on the Letter of Credit, or any cash security, Tenant shall restore the same within ten (10) days after notice from Landlord, and the failure to do so shall be deemed a default under this Lease. In the event the security is in the form of cash, or if the Landlord had previously drawn on the Letter of Credit, then Landlord shall return the security to Tenant within ten (10) days following the expiration or earlier termination of the Term of this Lease. In the event the security is in the form of cash, or if the Landlord had previously drawn on the Letter of Credit, then Landlord shall return the security to Tenant within ten (10) days following the expiration or earlier termination of the Term of this Lease.

successor shall be in breach or default with respect to its obligations under this Lease, Tenant shall look solely to the estate of such owner or successor in the land and building of which the demised premises forms a part for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process), and no other property or assets of such Landlord or successor, or any other party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, with respect to, or arising out of this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

B. 1. Chronic Defaults. Notwithstanding any other provision in this Lease, if Tenant shall default (beyond any applicable cure period) in the performance of any term, covenant, or condition of this Lease (including the payment of rent) more than three (3) times in the aggregate in any period of twelve (12) months, then, notwithstanding that such defaults shall have been cured within (or with Landlord's agreement after) any such applicable grace period, any further default shall be deemed to be deliberate for which default Landlord may terminate this Lease without service of any default notice or conditional limitation notice and Tenant shall not have the right to cure such late default by application to any court of competent jurisdiction, and upon Landlord serving Tenant a three (3) day notice of termination of this Lease and upon the expiration of said three (3) day period, this Lease and term granted hereby shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the expiration of the term of this Lease and Tenant shall then quit and surrender the demised premises to Landlord as required under the terms of this Lease.

B. 2. Remedies. In the event this Lease is terminated pursuant to the provisions of Article 17 herein, then in addition to the remedies Landlord may have pursuant to Article 18 herein, Landlord may elect, at its option, to recover from Tenant, all damages it may incur by reason of such breach, including the cost of recovering the demised premises and reasonable attorneys' fees and expenses and shall be entitled to recover as and for liquidated damages, and not as a penalty, an amount equal to the difference between (1) the fixed rent, additional rent and charges equivalent to rent payable hereunder for the remainder of the stated term and (2) the reasonable rental value of the demised premises for the remainder of the stated term discounted to present value at the rate of four (4) percent, all of which shall be immediately due and payable by Tenant. In determining the rental value of the demised premises for such period, the rental realized by any reletting, if such reletting be accomplished by Landlord within a reasonable period of time after the termination of this Lease, shall be deemed prima facie to be the rental value. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the demised premises or any part thereof, or if the demised premises are so relet, for its failure to collect the rent under such reletting, and no refusal or failure to relet or failure to collect rent shall affect Tenant's liability for damages or otherwise hereunder. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts referred to herein.

C. Rent Regulation. In the event the fixed rent or any additional rent shall become uncollectible by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may request, as may be legally permissible, to permit Landlord to collect the maximum fixed rent and additional rent which may, from time to time during the continuance or such legal rent restriction, be legally permissible, but not in excess of the amounts of fixed rent or additional rent payable under this Lease. Upon the termination of such legal rent restriction, (a) the fixed rent and additional rent, after such termination, shall become payable under this Lease in the amount of the fixed Rent and additional Rent set forth in this Lease for the period following

such charges to Landlord, as additional rent, within thirty (30) days after Landlord's demand therefor. The current charge to deactivate a card key or for a replacement Card Key is $30.00. per card. Tenant shall, upon the termination of its tenancy, turn over to Landlord all Card Keys furnished to Tenant. Tenant shall comply with all reasonable security measures instituted by Landlord at any time during the Term with respect to the security system in the Building, but the establishment and enforcement of such measures shall not impose any responsibility or liability upon Landlord to Tenant for any reason except as otherwise expressly set forth in this Lease. After normal business hours, access to the Building shall be obtained by the Card Key holder swiping their Card Key on the Card Key reader outside the Building's main entrance.

I. Laws Governing; Severability. This Lease shall be governed and construed in accordance with the laws of New York State, applicable to agreements made and/or to be performed wholly within said State, and the parties hereto hereby irrevocably submit to the jurisdiction of the courts located in the County of New York, City of New York. This Lease shall be deemed to have been negotiated at "arms-length" by both the parties hereto, and any ambiguities or uncertainties herein shall not be construed for or against either of them. There shall be no presumption of construction against the drafter of this Lease as this Lease is a product of extensive negotiations between the parties. Landlord shall have the right to injunctive relief for restraint of any violation or threatened violation by Tenant of any term, condition or covenant of this Lease and to a decree compelling performance of any such term, condition of covenant of this Lease. Tenant agrees to accept service of process effective via the mailing, by registered or certified mail, return receipt requested, of any summons, writ or order of any such court to the address for Tenant first set forth above, provided reasonable notice and/or time to appear are allowed therein. The foregoing is not intended to limit any other manner or method of service available to Landlord under law or as directed by any court. The parties also hereby waive any claim that the State and federal courts located in the County of New York are inconvenient forums. Any provision of this Lease that is not enforceable under the laws of the United States or the State of New York shall be construed to be severable from the other provisions of this Lease without affecting the enforceability of the remaining provisions

J. Terms. As used in this Rider and in any schedule or exhibit to this Lease, the term "Landlord" shall have the same meaning as "Owner" under the printed portion of this Lease, and the term "rent" under said printed portion shall be deemed to include not only the fixed rent but also any "additional rent" and other charges as may be payable elsewhere under this Lease.

K. Authority. Tenant and the individual signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has the full legal right, power and authority to enter into this Lease and to carry out its obligations hereunder, and has taken all requisite corporate or other actions necessary to authorize it to execute, deliver and enter into this Lease, and perform its obligations hereunder.

L. Entire Agreement; Modification. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent, if any, the same are expressly set forth in this Lease (deemed to include any Exhibits and Schedules annexed hereto) or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses their agreements and that the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease, made by the other. Any agreement hereafter made between said parties to change, waive, terminate, release or otherwise modify or supplement the provisions of this Lease, in whole or in part, shall be ineffective unless in writing and signed by the party to be charged therewith.

BUILDING RULES FOR TENANT ALTERATIONS

February, 2008

You may proceed with the alteration work of your demised premises upon compliance with the following terms and conditions:

Final architectural, mechanical and structural drawings must be submitted to the Landlord or Agent for review and approval prior to the commencement of work. Where such work affects the Building's existing mechanical, electrical or structural facilities, the tenant's drawings may be referred to the Landlord's consulting engineers for checking. The cost of such review shall be borne by the tenant

The tenant shall provide sufficient sets of drawings for the engineering and structural review mentioned above.

All work and materials furnished shall be in accordance with your lease and shall be equal to the standards of the Building.

All work shall comply with the rules and regulations of the City, State and Federal governmental agencies having jurisdiction. Tenant's architect and contractor shall file drawings with the Building Department and secure all permits in compliance with the present rules of the Department of Buildings and shall secure approvals prior to tenant's occupancy.

In all electrical installations, the branch circuit wiring shall be in EMT (thin wall) conduit or Greenfield flexible cable; no BX cable shall be installed. A solenoid valve is required for the control of water flow to all internal sinks and plumbing. General contractors and subcontractors shall furnish to the Landlord certificates of Comprehensive Liability and Property Damage Insurance on an occurrence basis covering all men employed in the execution of this contract, including those of all sub-contractors in the amount of $1,000,000 per occurrence, $2,000,000 general aggregate supplemented by $5,000,000 umbrella liability policy.

In addition, the contractor agrees to indemnify and save harmless the Landlord and its managing agent against loss or expense by reason of liability imposed by law upon the Landlord because of bodily injuries, including death, at any time resulting therefrom, accidentally sustained by any person or persons or on account of damage to property arising out of or in sequence of the performance of this contract, whether such injuries to person or damage to property are due to any negligence of the contractors, the tenant, their employees or agents or any other persons.

The tenant and/or tenant's contractor shall submit the following certificates to the Landlord upon completion of work:

IMPORTANT — PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards. If said premises are situated on the ground floor of the Building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense orally breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Owner.

5. Tenant shall be entitled to one building standard sign with Tenant's name in the public hallway adjacent to the Tenant's front door. No logo, design, sign, advertisement, notice or other lettering, or display of whatever kind or nature shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the Building, or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

6. Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, all interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof, without Owner's prior consent in each instance. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the elevators and through the entrances and corridors as designated by Owner, and only before 8 AM and after 6 PM, Monday through Friday, or between 8 AM and 6 PM on Saturdays and Sundays, (excluding federal, state, and union holidays), subject to availability and Landlord's then-standard overtime rates therefor, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the Building all persons who do not present an access card to the Building issued by Owner. Owner will furnish access cards to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the Building any person who does not present such access card. Owner, in Owner's sole discretion, may modify from time to time the access and identification procedures. .

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the Building superintendent 48 hours prior to after hours service required. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto,

SCHEDULE 2

INSURANCE

A. Tenant shall provide, prior to entry upon the demised premises, and maintain throughout the term of this Lease, at its sole cost and expense, and with companies licensed to do business in New York and rated not less than "A-/IX" by A.M. Best Company, Inc.(or any successor thereto), the following insurance:

i. Commercial General Liability Insurance on an occurrence basis covering bodily injury or death and property damage occurring in or about the demised premises or any appurtenances thereto, in an amount not less than One Million ($1,000,000) Dollars for each occurrence, Two Million ($2,000,000) Dollars annual aggregate. Such policy shall include, but not be limited to, coverage for all operations of Tenant, Tenant's contractors and subcontractors, including contractual liability (including coverage for the indemnification obligations of Tenant under this Lease), completed operations liability and contingent or protective liability and excluding any employee provision exclusion. If coverage is written on a form under which an aggregate limit applies such aggregate limit shall not be less than Two Million ($2,000,000) Dollars and shall apply on a per location basis, and shall be supplemented by an umbrella policy of at least $5,000,000.

ii. All perils property policy, commonly referred to as "All Risk" in an amount adequate to cover the full replacement value of all of Tenant's improvements, betterments, trade fixtures, wares, merchandise, contents and signs on the demised premises;

iii. Business Interruption Insurance covering, including coverage for the rent and additional rent payable under this Lease for a period of twelve (12) months;

iv. At all times during any period of construction of any permitted Tenant's work Tenant shall cause its contractors and subcontractors to maintain in effect Commercial General Liability Insurance on an occurrence basis covering bodily injury or death and property damage including products and completed operations occurring in or about the demised premises or any appurtenances thereto, in an amount not less than One Million ($1,000,000) Dollars Each Occurrence, Two Million ($2,000,000) Dollars Annual Aggregate, to be supplemented by a Five Million ($5,000,000) dollar umbrella policy. The certificate of insurance to be provided to Landlord (under this subdivision (iv) and subdivision (i) above) and shall include Landlord and its agents (and others Landlord may require) as an additional insured on a primary, non-contributory basis under ISO Endorsement 12/93 CG 20 10 11 85 (Form B) or its equivalent. The policy shall further be endorsed to waive the carrier's subrogation rights against Landlord, and contain an indemnification and hold harmless agreement in favor the Landlord and its agents and others named. If coverage is written on a form under which an aggregate limit applies such aggregate limit shall not be less than Two Million ($2,000,000) Dollars and shall apply on a per project basis. At all times during any period of construction of any permitted Tenant work, Tenant shall also cause its contractors and subcontractors to maintain in effect Workers Compensation and Employers Liability Insurance as

F. Each party hereby releases the other party (which term as used in this Article) includes the employees, agents, members, shareholders, officers and directors of the other party) from all liability, whether for negligence or otherwise, in connection with loss covered by any fire and/or extended coverage insurance policies, which the releasor carries or is required to carry with respect to the demised premises, or any interest or property therein or thereon (whether or not such insurance is required to be carried under this lease), but only to the extent that such loss is collected under said fire and/or extended coverage insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies, or prejudice any right of the releasor to recover thereunder. Each party agrees that its insurance policies aforesaid will include such a provision so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the party for whose benefit the clause or endorsement is obtained shall pay such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other of the extra cost, and the other party at its election may pay the same, but shall not be obligated to do so, provided that if it elects to pay the same, it shall be due within ten (10 days after written notice, and failure to pay shall relieve the other party of the obligation to procure such waiver.

G. Tenant covenants and agrees to indemnify and save Landlord, its principals, disclosed or undisclosed, the building's managing agent, the holders of any mortgagees and ground or underlying lease(s), and all of the foregoing named parties' respective shareholders, members, employees, officers, directors, agents, contractors, licensees and invitees, from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, fees, costs, fines, penalties, interest and expenses (including, but not limited to, reasonable attorneys fees and disbursements incurred in the defense of any action or proceeding), or other liability arising during the term of this Lease out of or in connection with (i) the construction, possession, use, occupancy, management, repair, maintenance or control of the demised premises or any part thereof or any other part of the building used by Tenant or its employees, agents, contractors, subcontractors of said contractors, concessionaires, licensees, invitees, subtenants or assigns, or (ii) any act or omission of Tenant or Tenant's agents, employees, contractors, subcontractors of said contractors, concessionaires, licensees, invitees, subtenants or assignees, or (iii) any default, breach, violation or nonperformance of this Lease or any provision hereof by Tenant, or (iv) any injury to person or property or loss of life sustained in or about the demised premises or any part thereof. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against, and Tenant shall pay, satisfy and discharge any and all judgments, orders, awards, and decrees which may be made or entered against, Landlord, its managing agent, its principals, disclosed or undisclosed, and its employees, members, shareholders, officers and directors, with respect to, or in connection with, any of the foregoing. The foregoing indemnity shall include injury to or death of any employee of any contractor or subcontractor and shall not be limited in any way by the amount or type of damages, compensation or benefits payable under any applicable Workers Compensation, Disability Benefits or other similar employment benefits acts. The commercial general liability coverage maintained by Tenant pursuant to this Lease shall specifically insure the contractual obligations of Tenant as set forth in the Article in which this Exhibit is incorporated, and/or as otherwise provided in this Lease. Tenant further covenants and agrees that in the event any suit or proceeding shall be brought against Landlord, on the demised premises as a result of any loss, damage, injury or death as a foresaid, said Tenant will defend such suit or proceeding and will pay any judgments against the Landlord, or against the demised premises, including reasonable attorney's fees, costs, fines and expenses of the Landlord and any other person or party entitled to indemnification under the Lease.

EXHIBIT "B"

Floor Plan

EXHIBIT 2

OVERLANDLORD'S CONSENT

654 Madison Avenue Associates LP
c/o The Adler Group, Inc.
654 Madison Avenue
New York, NY 10065

May __, 2022

Editions de Parfums LLC
c/o The Estée Lauder Companies Inc.
767 Fifth Avenue
New York, New York 10153

Melville Management Corporation
767 Fifth Avenue
New York, New York 10153

RE: CONSENT TO SUBLEASE

"Building":	654 Madison Avenue, New York NY
"Premises"	Suite 1609
"Sublet Space":	Suite 1609
"Landlord":	654 Madison Avenue Associates LP
"Sublandlord":	Editions de Parfums LLC
"Subtenant":	Melville Management Corporation
"Lease":	Lease Agreement dated as of October 29, 2014, between Landlord, as landlord and Sublandlord's predecessor-in-interest, Parfums Frederic Malle, Inc., as tenant, as same has been and may hereafter be amended, modified, extended or restated from time to time.
"Sublease":	Sublease dated as of May ___, 2022, between Sublandlord, as landlord, and Subtenant, as tenant.

1. You have requested Landlord's consent to the Sublease of the Sublet Space to Subtenant. Such consent is hereby granted.

2. Landlord hereby waives its right to relocate Subtenant pursuant to the terms of Section 52 of the Lease.

3. Landlord agrees that Subtenant may have building standard signage adjacent to the front door of the Sublet Space as set forth in Section 46 of the Overlease.

4. Landlord agrees to perform its Lease obligations for the benefit of Subtenant and, accordingly, Subtenant may proceed directly against Landlord if Landlord fails to do so.

5. The waiver of claims and subrogation in the Lease shall run to the benefit of (and between) both Landlord and Subtenant.

6. Landlord's consent to the Sublease does not include consent to any assignment of the Sublease or further subleasing of the Sublet Space, each of which requires Landlord's prior written consent as provided in the Lease.

7. This letter shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

8. This letter will be construed and governed by New York State law.

9. This letter may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

Very truly yours,

654 Madison Avenue Associates LP

By: ______________________
Name:
Title:

Acknowledged and agreed to by:

Editions de Parfums LLC

By: ______________________
Name:
Title:

Melville Management Corporation

By: ______________________
Name:
Title:

EXHIBIT 3

LIST OF FF&E

Reception Area
One desk w/ filing cabinet
One green armchair

Conference Room
One conference table
Six black office chairs
One red office chair
Black TV cart

Office 1
Two desks
Two green armchairs
One red chair
Four wall shelves

Office 2
~~Two desks~~ with filing cabinet
Two green armchairs
Three wall shelves

Main Space
Six desks with filing cabinets
Six green armchairs
Magnetic wipe board

Swing Space
Long conference table with filing cabinet
Two green armchairs
Two red armchairs
Magnetic wipe board

Corner office
Wall hung shelving unit
One red chair

Copy Room
Two black storage cabinets with shelves above

EXHIBIT 4

FORM OF BILL OF SALE

BILL OF SALE

This Bill of Sale is made as of May ___, 2022, from Editions de Parfum LLC, having an office c/o The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153 (hereinafter referred to as the "Grantor") to Melville Management Corporation, having an address at 767 Fifth Avenue, New York, New York 10153 (the "Grantee"). This Bill of Sale is being executed in connection with the Sublease (the "Sublease") between Grantor and Grantee of even date herewith relating to the Premises (as defined in the Sublease).

WITNESSETH:

In consideration of the sum of $1.00 cash in hand paid by Grantee to Grantor, and other valuable consideration, the receipt of which is hereby acknowledged, Grantor hereby sells, transfers, assigns and sets over unto Grantee, without recourse or representation of any kind (except as otherwise expressly provided below), all of its right, title and interest, if any, in and to the furniture, fixtures and equipment currently located in the premises to be subleased to Grantee by Grantor, including as listed on Schedule A attached hereto (the "Personal Property"), except for the following "Excluded Items" which are not part of the Personal Property: (i) red Eames sofa at entrance, (ii) wooden Aalto desk in Frederic's office, (iii) red Eames desk chair in Frederic's office, (iv) all artwork, (v) Saarinen table in Frederic's office, (vi) 3 black Breuer chairs throughout the Premises and (vii) white Knoll shelving in Frederic's office.

The Personal Property is being conveyed herein "AS IS, WHERE IS". ALL WARRANTIES OF QUALITY, FITNESS, AND MERCHANTABILITY ARE HEREBY EXCLUDED. Notwithstanding the foregoing, Grantor hereby represents and warrants to Grantee that (a) Grantor is the lawful owner of the Personal Property and has all right and authority to sell, transfer and assign the Personal Property to Grantee in accordance with this Bill of Sale and (b) the Personal Property is free and clear from any liens, security interests or encumbrances whatsoever.

Grantor shall, from and after the date hereof, execute and deliver any further reasonable instruments of conveyance, sale, assignment or transfer as may reasonably be required to affect the purposes of this Bill of Sale.

[signature page follows]

IN WITNESS WHEREOF, Grantor has executed this Bill of Sale as of the first written above.

GRANTOR:

EDITION DE PARFUM LLC

By: ______________________________
Name:
Title:

SCHEDULE A

LIST OF PERSONAL PROPERTY

Reception Area
One desk w/ filing cabinet
One green armchair

Conference Room
One conference table
Six black office chairs
One red office chair
Black TV cart

Office 1
Two desks
Two green armchairs
One red chair
Four wall shelves

Office 2
Two desks with filing cabinet
Two green armchairs
Three wall shelves

Main Space
Six desks with filing cabinets
Six green armchairs
Magnetic wipe board

Swing Space
Long conference table with filing cabinet
Two green armchairs
Two red armchairs
Magnetic wipe board

Corner office
Wall hung shelving unit
One red chair

Copy Room
Two black storage cabinets with shelves above